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Exhibit 5.28

March 2, 2016

CONSENT OF EXPERT

United States Securities and Exchange Commission

Ladies and Gentlemen:

        I, Binsar Sirait, Engineer and SME Registered Member, Director, Mine Engineering of New Gold Inc., hereby consent to the use of and reference to my name, and the inclusion and incorporation by reference in the registration statement on Form F-10 of New Gold Inc. of the information reviewed and approved by me that is of a scientific or technical nature contained in the prospectus regarding operations at the Rainy River project under the heading "Rainy River Project Update — Operational Update" and the Management's Discussion and Analysis for New Gold Inc. for the year ended December 31, 2016, relating to the construction and expected operations at the Rainy River project and all other references to such information included or incorporated by reference in the registration statement on Form F-10 of New Gold Inc.

Yours truly,
/s/ BINSAR SIRAIT Binsar Sirait, Engineer and SME Registered Members New Gold Inc.

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  Exhibit 5.28
CONSENT OF EXPERT